UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2024

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 9th Avenue NE, Seattle, WA	98105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 385-6490

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.02 Unregistered Sales of Equity Securities

As reported in the Form 8-K filed with the Securities and Exchange Commission on June 7, 2024, on June 5, 2024, Spectral Capital Corporation, a Nevada corporation (the “Company”, “we”, “our” or “us”) entered into a Subscription Agreement (the “Subscription Agreement”) with Sean Michael Brehm, also known as  Sean Michael Obrien (the “Target Shareholder”), whereby the Company agreed to sell, and the Target Shareholder agreed to purchase, 5,000,000 shares of the Company’s common stock, par value $.0001 (the “Common Stock”), for $1,000,000 (the “Offering”) on or by July 15, 2024. The Company and the Target Shareholder are collectively the “Parties” or individually a “Party”.

As reported in the Form 8-K filed with the Securities and Exchange Commission on June 24, 2024, on July 23, 2024, the Parties extended the closing date of the Subscription Agreement from July 15, 2024 to August 31, 2024.

As reported in the Form 8-K filed with the Securities and Exchange Commission on May 13, 2024, the Target Shareholder was appointed as our director on May 13, 2024, and as reported on an additional Form 8-K with the Securities and Exchange Commission on June 6, 2024, the Target Shareholder was appointed as Chairman of the Board of Directors on June 6, 2024.

On August 14, 2024, the Target Shareholder delivered $1,010,000 to the Company to complete the purchase of the Common Stock.

On August 15, 2024, the Company issued to the Target Shareholder 5,050,000 shares of the Common Stock representing a price of $.20 per share.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: August 16, 2024	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer